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                                                                    EXHIBIT 12.1
UNIVERSAL COMPRESSION HOLDINGS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

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


                                                          PERIOD FROM     PERIOD FROM
                                                            APRIL 1,      DECEMBER 12,
                                                              1997            1997            YEAR          YEAR          YEAR
                                          YEAR ENDED        THROUGH         THROUGH          ENDED         ENDED         ENDED
                                           MARCH 31,      FEBRUARY 20,      MARCH 31,       MARCH 31,     MARCH 31,     MARCH 31,
                                             1997             1998            1998            1999          2000          2001
                                          ----------      ------------    ------------      ---------     ---------     ---------
Fixed Charges as Defined:
   Interest expense, including
      amortization of deferred
      financing charges                    $     --         $     --         $  3,203        $ 29,313      $ 34,327      $ 23,220
   Interest component of rental
      expense on operating leases               143              130               14             142           138         4,888
   Operating lease expense                       --               --               --              --            --        14,443
                                           --------         --------         --------        --------      --------      --------
         Total Fixed Charges               $    143         $    130         $  3,217        $ 29,455      $ 34,465      $ 42,551
                                           ========         ========         ========        ========      ========      ========

Earnings as Defined:
   Income (loss) before
      extraordinary items                  $  7,842         $ 10,759         $    430        $ (2,361)     $ (5,982)     $  5,112
   Income taxes (benefit)                     4,724            6,271              409          (1,031)       (1,994)        3,645
         Total Fixed Charges                    143              130            3,217          29,455        34,465        42,551
                                           --------         --------         --------        --------      --------      --------
         Total Earnings as Defined         $ 12,709         $ 17,160         $  4,056        $ 26,063      $ 26,489      $ 51,308
                                           ========         ========         ========        ========      ========      ========

Ratio of Earnings to Fixed Charges             88.9            132.0              1.3             0.9           0.8           1.2



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                                       SIX MONTHS         PRO FORMA SIX           PRO FORMA
                                          ENDED            MONTHS ENDED           YEAR ENDED
                                      SEPTEMBER 30,        SEPTEMBER 30,           MARCH 31,
                                          2001                 2000                  2001
                                      ------------        --------------          ----------
Fixed Charges as Defined:
   Interest expense, including
      amortization of deferred
      financing charges                 $ 12,105             $ 11,746              $ 20,404
   Interest component of rental
      expense on operating leases          2,444                3,174                 4,888
   Operating lease expense                25,566               16,668                39,024
                                        --------             --------              --------
         Total Fixed Charges            $ 40,115             $ 31,588              $ 64,316
                                        ========             ========              ========

Earnings as Defined:
   Income (loss) before
      extraordinary items               $ 38,162             $  3,785              $ 15,258
   Income taxes (benefit)                 14,824                2,471                10,041
         Total Fixed Charges              40,115               31,588                64,316
                                        --------             --------              --------
         Total Earnings as Defined      $ 93,101             $ 37,844              $ 89,615
                                        ========             ========              ========

Ratio of Earnings to Fixed Charges           2.3                  1.2                   1.4
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